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                                  EXHIBIT 23.1
            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the incorporation by reference in Post-Effective Amendment No. 2/A to the Registration Statement on Form S-3 (No. 333-112450) of our report dated January 22, 2004, except for Note 16 which is as of February 11, 2004, relating to the financial statements, which appears in the 2003 Annual Report to Shareholders, which is incorporated by reference in Wyeth's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the heading "Experts" in such Post-Effective Amendment No. 2/A to the Registration Statement.

PricewaterhouseCoopers LLP
Florham Park

November 18, 2004